UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 30, 2008 (October 28, 2008)
O’CHARLEY’S INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3038 Sidco Drive Nashville, Tennessee		37204

(Address of Principal Executive Offices)		(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 2.06. Material Impairments
Item 7.01. Regulation FD Disclosure

SIGNATURES
EXHIBIT INDEX

EX-99.1 Press Release dated October 30, 2008
EX-99.1 Press Release

Item 2.02. Results of Operations and Financial Condition.
     On October 30, 2008, O’Charley’s Inc. (the “Company”) issued a press release announcing its results of operations for the 12-week period ended October 5, 2008. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 2.06. Material Impairments.
     On October 28, 2008, in connection with its quarter-end financial and accounting procedures, the Company tested its goodwill and intangible assets for possible impairment in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” Based on its analysis, the Company concluded that the goodwill associated with the acquisition of Ninety Nine Restaurants in 2003 is impaired. The preliminary estimate of this impairment charge is $46.4 million, which is reflected in the Company’s results of operations for the 12 weeks ended October 5, 2008. The Company expects to finalize its calculation of this impairment charge by the end of fiscal 2008.
Item 7.01. Regulation FD Disclosure.
     On October 30, 2008, the Company issued a press release announcing its results of operations for the 12-week period ended October 5, 2008. The press release also announced that the Company’s Board of Directors has decided to discontinue the Company’s quarterly cash dividend and has suspended its earnings guidance for the balance of the current fiscal year. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
99.1	Press Release dated October 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: October 30, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated October 30, 2008